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                                                                    EXHIBIT 99.1

                   [WESTERN POCAHONTAS CORPORATION LETTERHEAD]

April 19, 2002

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

By letter dated April 18, 2002 addressed to Western Pocahontas Corporation, Arthur Andersen LLP, our independent public accountants, pursuant to the requirements of Securities and Exchange Commission Release Nos. 33-8070 and 34-45590, represented that its audit of Western Pocahontas Properties Limited Partnership in connection with Natural Resource Partners L.P.'s Registration Statement on Form S-1 was subject to Arthur Andersen's quality control systems for U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit.

Sincerely,

/s/ Dwight L. Dunlap

Dwight L. Dunlap, Chief Financial Officer